Form C

Cover Page

Name of issuer:

Chatter, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 4/7/2016

Physical address of issuer:

6801 collins ave #1201
miami FL 33141

Website of issuer:

http://www.chatterforcharity.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

11/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,395.00	$0.00
Cash & Cash Equivalents:	$195.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$800.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$1,012.00	$0.00
Cost of Goods Sold:	$800.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($420,511.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Chatter, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Teague Egan	President	Chatter	2015
Pasha King	CEO Chatter	Chatter	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Keith Selvin	CTO	2016
Teague Egan	CCO	2015
Pasha King	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Innovation Factory VC	Units, 6,000,000	45.26
Paul King	Units, 6,257,142	47.2

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The company's revenues do not currently cover their expenses and they will need to grow them significantly in order to be profitable.
>
> The company is a social network that requires critical mass to start growing organically and they may not reach with their current funding.
>
> The company has not figured out how to acquire users at the cost needed to be sustainable as a social network and will will need to figure out how to grow virally in order to survive.
>
> A larger competitor with more capital to spend could launch a competing product that makes it more challenging to acquire users.
>
> The company has a small team and the loss of any individual member could materially impact their ability to succeed moving forward.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create successful new products and services. If products or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

In order to respond to market changes, the Company's management may from time to time make changes to the business of the Company. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's limited operating history may make it difficult to evaluate the Company's current business and the Company's future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of the Company's limited resources, market acceptance of the Company's existing and future products and services, competition from established companies with greater financial and technical resources, acquiring and retaining users and developing enhancements to the Company's products and services. The Company cannot assure you that the Company will be successful in addressing these and other challenges the Company may face in the future.

The Company's business model depends on a number of factors. There is no assurance that the Company's business model will be successful or that the Company will generate increased revenues. The Company may be forced to change or abandon the Company's business model in order to compete with the Company's competitors' offerings.

The company's business model and product have not been significantly tested by the market. The business model and raffle offering has had limited exposure to non profits and celebrities. The reception of the Company's products and use by celebrities is uncertain. Furthermore, slow adoption of the platform by celebrities may have an adverse effect on the business, financial condition and operating results.

The SAFE's in this offering may never convert into equity if an acquisition of follow on finnancing does not occur.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Marketing to attract core base of users (Patient O's)

Complete the development and core infrastructure to video chat with new people

If we raise:	**$250,000**
Use of Proceeds:	Expand the marketing program by hiring campus reps at 20-25 colleges to drive user acquisition

If we raise:	**$500,000**
Use of Proceeds:	Expand the campus program to 50 - 100 colleges.

If we raise:	**$750,000**
Use of Proceeds:	Continue to focus on marketing to get to critical mass in our initial markets.

If we raise:	**$1,070,000**
Use of Proceeds:	Invest in the core platform and hire a new developer.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less

than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or

- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors that do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Units	13,257,142	12,257,142	Yes	No
Common Stock			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	105,000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company currently owes $400 to a charity partner that will be paid off shortly. There is no interest on this payable.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Section 4(a)(2)	Priced Round	$150,000	General operations
12/2016	Section 4(a)(2)	Priced Round	$380,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Pasha King (ceo) purchased 257,142 units for 30k in 2016.

Innovation Factory LLC is managed by Teague Egan (president) and purchased 6,000,000 units for 500k between 2016 - 2017.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Chatter was founded in January 2016 and launched beta in January 2017 to be an app where you can meet amazing people through video chat. Chatter believes that the future of communication involves video chat components. Chatter's building a platform where we are currently video chatting with celebrities. Celebrities auction off Chatters, which are a five minute FaceTime with their fans. Fans purchase tickets to be entered into this raffle. The proceeds go, in part, to the charity of the celebrity's choice. It's really a win-win all around. The future of Chatter is to be a platform where users can video chat with other users instead of users to just celebrities. That's our ultimate goal.

Revenues/Expenses

Currently we make money by auctioning video chats with celebrities. We've hosted 10 Chatters with Tony Hawk, Ray Lewis, Trey Ratcliff, Abigail Ratchford, and more, and generated 25k in donations. Chatter takes 25% of donations for Gross Profit.

This is one revenue stream for our business but as we evolve it will not be the primary one. Our goal is to grow our social network large enough that we can monetize our users through promoted posts, in-app purchases, and advertising, much like Snapchat, Instagram, Tinder and Facebook.

Milestones

What are major events in the company's history (focus on items with a financial impact) How did that impact the company financially?

Feb 2016 - Began product development
June 2016 - Raise 150k seed round at a 500k pre money valuation
December 2016 - Working Beta, Raise additional 380k extended seed at a 2.3mm pre money valuation
January 2017 - Launched beta app
February 2017- 50+ celebs signed up, with combined 200M followers
March 2017 Meet with major VC's to raise $10M Series A
April 2017 - Hit 20k users, same as Snapchat when they raised first round
May 2017 - Releases beta for user to user chatters, with facial recognition filters

Trends and Plans

Our initial goal is to become the app that college kids use to meet each other on campus. It's the same strategy that made Tinder popular, growing from 0 to 20k users, then 400k users during winter break when everyone went home and told their friends.

Execution is our primary challenge. We've pulled together a great team to help us do so. We believe this is one of our biggest strengths. We've had a lot of success getting celebrity endorsements with a minimal budget. Progress that most major brands couldn't accomplish with an 8 figure budget.

We've focused the majority of our funding up to this point on developing the product. For us the user experience is critical. Our next step is to figure out how to acquire users through word of mouth, and that's where our resources are aimed.

This offering is to: a) Get 500 avid fans of Chatter to use it, and spread the word, b) To get the funds and use them towards user acquisition at colleges.

We have had meetings with the largest and most successful VC's in San Francisco. The same guys that invested in Snapchat angel round, Instagram and Facebook in early rounds and are building those relationships to set us up for potential funding in the future.

Cash Flow/Liquidity

The business has been funded by investments from the founders and a seed round from Innovation Factory which is manage by Teague Egan, President, Manager and unit holder of Chatter LLC.

We raised 530k in 2016 to finish development of our app. 430k hit the bank in 2016 with the balance coming in March 2017. Now, we are raising enough to market the app and get it to a 100k user critical base. We hope to be in a position to raise a larger Series A at that point.

Our net income in 2016 was -420,511 that was primarily spend on developing the product. We have reduced our expenses to ~4k/month while we looks to secure additional funding for the business. We will increase our expenses along with the funds raises in this round.

We did ~1k in donations in 2016 which equated to $216 in gross profit for us. We've done an additional 24k in donations so far in 2017. We currently owe $400 to a charity partner that will be paid off shortly.

As of 5/15/2017 we had 25k in the bank and have cut our burn rate down to 4k/month until we secure additional financing. Expenses will continue as is in the short term.

We plan to use the proceeds from this offering and other investments to fund operations moving forward. The founders are going to continue to fund the company if needed, or take on outside investment. No one on the founding team takes a salary.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.chatterforcharity.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Chatter SAFE LLC cap with pro rata no discount
- Chatter LLC Operating Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Keith Selvin
- Pasha King
- Teague Egan

Appendix E: Supporting Documents

INVEST IN CHATTER

Video Chat App: Meet new locals, bump into celebrities, catch up with friends

> *Video Chat is the easiest, most authentic way for a real connection. Think about how much more real a conversation is through facetime than phone call than text. Chatter lets you meet new people (on campus, in your zip code) through video chat. You can meet people like tinder, but it's so much more. You can also catch up with friends and bump into celebs. 50 Celebrities are confirmed to be jumping in when they feel like it and will be bumping into users, creating awesome moments.*



Pasha King
CEO, CHATTER


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $100K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in Chatter. If you invest, you're betting the company will be worth more than $10M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$250+	Shares + Signed Merch from one of the Stars
$500+	Shares + Mixed bag of Signed Merch from some of the Stars
$1,000+	Shares + $1,000 of in app credit
$5,000+	Shares + $5,000 of in app credit + FaceTime with the Founders
$10,000+	Shares + Chatter with the Founders + You and three friends get an invitation to the Annual Chatter Ball, mix and mingle with 50+ Stars in attendance!
$25,000+	Shares + Chatter with the Founders + You and ten friends get an invitation to the Annual Chatter Ball, mix and mingle with 50+ Stars in attendance!

OUR AMBITION

Chatter aims to connect the world. At Chatter, is theory is that the next big platform communication is video chat—where you can see the person's body language and charisma in all their authenticity. We're solving a few problems: 1) iphones can't facetime androids, 2) Tinder is broken, but people still want to meet locals, 3) Celebs don't have an good way to interact with fans. We aim to make Chatter the #1 app in the world.

KEY FACTS

- The 50 celebrities have a total following of 200M+
- Jamie Foxx, Diddy, DJ Khaled, Tony Hawk, Abigail Ratchford, Jeremy Piven and more are using Chatter
- The most exciting part of the platform launches June: You will meet locals and chat with friends and celebs all on Chatter
- Covered by Forbes, Complex
- Working on major partnership activation with Musical.ly (worth $500M)

DOCUMENTS

Chatter_Investor_Deck.pdf

chatterforcharity.com

500 STARTUPS ENTERTAINMENT SOFTWARE SPORTS MUSIC MEDIA MARKETING DATING ATHLETES ADVENTURE TECH ADVERTISING

WHY I LIKE CHATTER

We have been very impressed with Pasha and the team, not only for the idea, but the execution. They know their market cold, are very connected, and have all the resources to execute. There's a massive opening that Tinder and Bumble can't reach, and someone is going to do it. We think it's these guys.

Innovation Factory
VENTURE CAPITAL FIRM

THE BUZZ ABOUT CHATTER

You have it all. The celebrities, the video technology, the concept. Once you open it up to user to user, things will get really exciting

Simon Rothman

Partner, Greylock Venture Capital

You guys are really onto something, video chat IS the next frontier.

Niko Bonatsos

Managing Director, General Catalyst Ventures

I love it, it's such a unique concept at a time when it feels like there are no unique concepts anymore.

Trey Ratcliff

World Reknowned Photographer, most followed male on Pinterest

This makes a lot of sense. I'm integrating this into our Star-Charity Deck for WWE.

Neil Lawi

SVP, World Wrestling Entertainment (WWE), Music Group

Every celeb I talked to loves it, it's only a matter of time until they're all on. It's going to snowball all year.

Dave Osokow

Manager, Jamie Foxx and Jeremy Piven

With New Social App Chatter, Fans Can Video Chat With Drake While Donating To Charity

April 9, 2017

NEW YORK, NY - JULY 26: A mural is unveiled announcing the 2016 MTV Video Music Awards nominations in First Street Green Art Park on July 25, 2016 in New York City. MTV nominee Drake-Hotline Bling. (Photo by Mike Coppola/Getty Images for MTV)

This App Lets You FaceTime Drake & Pharrell for Charity

August 12, 2016

Chatter allows fans to enter a raffle or bid for a one-on-one video chat with their favorite celebrities, with proceeds going directly to select charities. Subscribe to our New Complex Channel: https://goo.gl/43ac5w Subscribe to Complex for More:

Donate to charity while chatting with a celebrity with new app Chatter

August 11, 2016

If talking to Leonardo DiCaprio isn't enough to raise your blood pressure, maybe the thought of donating to charity will do it for you. Whether you're titillated by good actions or good looks, Chatter just might be the new social media app for you.

New Chatter App Connects Celebrities And Fans For Charity

June 22, 2016

Celebrities are no strangers to charities, but because of filming, publicity and tour schedules, their time is limited. They typically write a check or appear at fundraisers to help drum up publicity and donations. Recently launched, Chatter is a simple app

DiCaprio, Drake and Other Stars Hold One-on-One Chats for Charity with New Chatter App

June 15, 2016

May 24, 2016 /PRNewswire/ -- Fans are used to watching their favorite stars every move on Instagram, Twitter, Snapchat, and Periscope. Fans leave comments on everything the star does, hoping their message somehow catches the stars attention.

WHAT IS CHATTER?

The go-to destination to meet new people, video chat with friends and run into celebs in a live, real time environment.

More people are turning to video chat as a means of not only keeping up with friends, but to meet new people. At Chatter, we're taking the burgeoning video chat market and infusing it with spontaneity, integrity, and overall good vibes. On Chatter you can make new friends and even chat with Celebrities raising money for a good cause.


LEADERBOARD
Jake Paul
DJ Khaled
Amanda Cerny
Leonardo DiCaprio
Logan Paul
Shaq
Matthew Townsend
MY MATCHES
Katherine Acosta
Tina Lee
Louisa Halet
Jane Doe
VIDEO CHAT WITH STARS
SUPPORT
Tony Hawk
TONY HAWK
Kyra Santoro
STARS
FRIENDS
MATCHES
MOMENTS
New Matches
Stacey
Alex
Julie
Janeet
Messages
Jaime
Lucy
Hillary

"The new social media app for you."

Yahoo Tech!

"The gap between stars and fans has been disappearing."

Forbes

"For fans, it's a dream come true!"

Market Watch

HOW IT WORKS

Chatter started as your go-to place to chat with your favorite celebrities for a good cause.

Celebrities can start a Chatter dedicated to specific charity they believe in. Their fans can then purchase raffle tickets (proceeds go to celebrity's chosen charity) for an opportunity Facetime LIVE.



Stars Host Chatters

Celebrities host raffles on Chatter to raise money for important causes!


$1
$5
$10
50 entries to win
and
Limited Edition Coffee Mug
Contribute $25

Fans Enter to Win

Fans purchase raffle tickets for chances to win FaceTimes with their favorite celebrities!


NEXT

A Lucky Fan Will Win

At the Chatter Date, a lucky fan will be randomly selected to FaceTime the Star!

MEET THE CELEBS ON CHATTER

A-list celebrities have used Chatter to raise money for charities like the Make a Wish Foundation and St. Jude's Children Hospital.



Leonardo DiCaprio
Actor



Flo Rida
Musician



DJ Khaled
Musician



Sean "Diddy" Combs
Rapper, Entrepreneur



Tony Hawk
Pro Skater



Jamie Foxx
Actor



Lisa Morales
Model



Jeremy Piven
Actor



Yes Julz
Entrepreneur



Nina Agdal
Model



Nikki Leigh
Actor



Kyra Santoro
Model

SHOW MORE

WE'RE GROWING FAST

People are trying to meet new people, especially the 18-35 year old demographic, and video chat is the easiest, most genuine way for that to happen.

50	**200 M**	**400**
Celebrities Back Chatter So Far	Collective Celeb Followers on Social Media	College Campus Reps Ready to Promote Chatter

NOW, WE'RE INTRODUCING CHAT & CHILL

Imagine Chatroulette 2.0, without the creeps, and with the chance of meeting local people, or celebrities.


Jaime
Lucy
Hilary
Rose


Matthew Townsend
MY MATCHES
FIND MATCHES

We think that the video chat market from friend to friend is saturated. We're going after a whole different demographic, which is young people trying to meet new young people, and the easiest, most genuine way for that to happen is through video chat.

When you meet someone in person somewhere, the closest thing you could relate it to in technology is a video chat, because you're seeing them in real-time, you're seeing them move, you're seeing their mannerisms, you're seeing their charisma.

OUR JOURNEY SO FAR

We started our journey last year. We are launching Chatter's most exciting feature to begin scaling through college reps and celebs.

January 2016
Shooting Hoops
Zach Rance, a personality on reality show Big Brother, is shooting hoops with Pasha King, and shares his stories of fans begging to pay him to Skype.

February 2016
Chatter is Born
Pasha is inspired to create a video chat app where you can chat with friends, celebs, and meet new people. Chatter is born.

June 2016
First Round
Raised first round of $150,000.

December 2016
Second Funding Round $500k

January 2017
Stars Back Chatter
Tony Hawk, Diddy, Jamie Foxx, DJ Khaled express support for Chatter on social media as Beta launches.

February 2017
Star Roster Expands
50+ celebs signed up with combined 200M followers on social media express support for Chatter.

March 2017
Top 10 in App Store
Chatter hits 20k users and is trending top 10 in App Store internationally.

May 2017
Crowdfunding
Chatter is one of the first social networking apps to fund with Regulation Crowdfunding on Wefunder.

June 2017
Chat N' Chill
Introducing new feature for users to discover and video chat with matches in their area.

July 2017
Video Chat with Friends
Users can now Video chat with friends anywhere in the world on any device.

Q4 2017
Market Expansion
Chatter plans to hit 25 college campuses and passes 500k users.

DO YOU CHATTER?

Investing in a startup is exciting. Up until now only the very wealthy could partake. We're thrilled we can now have the people who helped us grow our company share in our success. We want our investors to be raving about Chatter, in the same way an investor in Uber raves about the product. We want you to be proud to use it, to share it with your network, and help connect people all over the world.

Chatter's time is now, and we are welcoming you along for the exciting ride! If you invest, you can email me any time with ideas, suggestions, or questions.

To Chatter 2017



Paul "Pasha" King

MEET THE FOUNDERS



Pasha King

CEO

Graduated Summa Cum Laude from Carnegie Mellon University, Sold first startup for $10M, part of 500Startups Family.



Teague Egan

Chief Chatter Officer

Graduated USC, had #1 artist on iTunes, youngest ever Sports Agent.



Keith Selvin

CTO

Graduated University of Miami, coding iPhone apps since the iPhone came out, relentless work ethic.

AND THE REST OF THE TEAM



Eugene Ross

Lead Designer



Lucas Coelho

iOS Lead



Edgar Eler

Lead Backend Developer



Kamil Hage

Head Ambassador

DETAILS

What is Chatter? ^

– COLLAPSE ALL

Chatter is an app where you can meet new people by video chat. Imagine Chatroulette 2.0, without the creeps, and with the chance of meeting local people, or celebrities.

Why do you think there is room for a new video chat application? ^

FaceTime is only iPhone to iPhone (no android), and it's only with friends that are already in your contact book. Skype is the same, in terms of only being able to chat with your contacts, as is Facebook.

We think that the video chat market from friend to friend is saturated. We're going after a whole different demographic, which is young people trying to meet new young people, and the easiest, most genuine way for that to happen is through video chat.

When you meet someone in person somewhere, the closest thing you could relate it to in technology is a video chat, because you're seeing them in real-time, you're seeing them move, you're seeing their mannerisms, you're seeing their charisma. It's a lot more real than a Tinder or a Bumble, where you see pictures, probably the best pictures they've ever taken in their life, and then you're chatting with them by text, which is super difficult to understand their tone. Then you're just jumping from there to meeting in person, which is pretty scary, and I think a lot of people have negative feedback about the amount of time that they waste on Tinder and Bumble texting and the actual people that show up when they meet them in person.

The idea of Chatter is to make it safe and possible to allow video interaction, which provides you much more emotional cues right off the bat, in a safe way.

How did Chatter start? ^

Do you remember the Flint water crisis? Well, a lot of celebrities were tweeting about Flint. "Pray for Flint," and stuff like that. Every celebrity was tweeting about it, but that was it. Celebrities with all this power, all this voice, tweeted and it stopped there. Nothing actually changed in Flint because of that. A couple of them wrote checks, but that's as far as that went. That was part one.

Part two was, we have a friend that was on the TV show, "Big Brother." It is a reality show, and he was one of the more popular people on the show. He acquired 400,000 followers as a result of the show, but he lost, so he went home empty-handed and living with his parents. I was talking to him while he was going through this because it was just this major up and down. He was trying figure out how to capitalize on his fame, he knew it wasn't going to last for long, but he knew he had a window, so he tried all different things, and eventually he tried eBaying a Skype call with himself. He would put it on his Instagram that, "I'm auctioning off a Skype call on eBay, here's the link." He ended up making $50 thousand over that summer, just talking with a bunch of his fans. So, we put those two ideas together and we just said, there's probably a lot of celebrities that have a lot of fans that would love to connect with them. It's probably the ultimate thing that they would want and the reason that they comment immediately on their post and like their post and so on. At the same time, there's a lot of celebrities that want to make a positive change, but they don't have a platform on which to do it. Then when we thought deeper about it, and realized that this could really be the future of chatting to each other. That's where it all started.

How has Chatter grown so far?

We spent a lot of time in development. We wanted to get development really perfect. Then, finally, we released it for a beta in January. We had nine Chatters at this point, including Tony Hawk, Ray Lewis, Trey Ratcliff, and Quincy. Collectively, we raised about $25K, and in a small way it's proven that people will pay for FaceTime or for a Chatter, and that celebrities will post about it. It's also proven that the whole circle just works. We have a long way to go, but our marketing funnel is working, and the traction is showing that it's going in the right direction.

How have you built relationships with celebrities?

Influencer marketing is probably the most relevant marketing that there is, and that's why every brand that shoots a commercial does it with influence that makes sense within that brand. Even though we're a startup, I'm really proud that we've been able to get the kind of stars that we've gotten so far; the Tony Hawks, the Diddy's, the DJ Khaleds. All these types of people that a startup should have no business working with, but they're happy to do it, even before they think the platform makes sense. Our marketing funnel, at the beginning, is really influencer based. It's having the most popular people in the world saying, "I'm on this platform, come video chat with me, and let's do it for a good cause." We thought that that would be the most effective way, all the way around, to get people in, and get them comfortable with what Chatter. It gives them a good feeling about the brand.

We've been able to get these celebrities because we built a really good team of star ambassadors. Star ambassadors are not agents, but hard working people who know the industry. One of our star ambassadors is Diddy's former manager. Another ambassador was the head of marketing for Shredz. We have a promoter that deals with clients when they come to town, either to New York or to Miami. His job is to set them up at the right places with the right people. We just built a really good team of star ambassadors that have direct access to stars, and that can go around their agents, that can go around all the lawyers, and just get the artist to say yes.

Why would a celebrity want to use Chatter?

The pitch is, "Do you have a charity that you want to support?" A lot of time they do, sometimes they don't. Then, we explain the platform, letting them know that all they really have to do is make a few social media posts. They have to do it when we start the campaign, in the middle of the campaign, and at the end of the campaign to give them the last notice. Then we build a little story around the charity or person that they want to support. In some cases, it's a specific person with cancer that needs $20K for her surgery, and it's life-changing. So, we build a story around that, whatever it is, and then we communicate that to their fans on their social media and then whenever the Chatter happens, they just have to be available on their phone and chat with their fan for five minutes. We've had a few celebrities that want to go beyond that. Quincy is raising money for this girl with cancer. He's offering an in-person experience. Tony Hawk wants to do 20 minutes of skating with him and his friends. The basic experience is just the five minute Chatter and the social media post.

After the celebrities do their Chatters, I follow up with them just to see how everything went, what they thought of the platforms, if they think it makes sense, if they would recommend it to others and if they found anything negative about the process. They've all come back and said, "Happy to do another Chatter, let me know when you need me." It's really been good, but I think on the star recruitment side, we just really need to, as a team, get the best kind of people and the best kind of experiences. Someone's getting hot every day on YouTube, and a new reality star is blowing up every day, and a new model is getting big every day, so we just have to be the ones that are on top of it, catching them at the right time and promoting at the right time.

How is a charity chosen? ^

We ask them first if they have a charity that they already support. In some cases they have one, and in some cases they have a few. Then we're working with Instagram models that don't have charities already set up. With them, we just provide some options for charities and fill them in on what those charities do, essentially giving them an idea of who or what the charities support. Then they select whichever one feels best, or they take a couple of days, think about it, and then come back with a different one. In the future, we want to have an in-house team that finds good people that need help and then offer that opportunity to our celebrities. Or, if something like the Flint water crisis happens again, we can rally the entire Chatter community around that, and try to raise a couple million in a weekend and start helping whoever it is that needs help. That's the kind of platform that we're trying to build with that kind of power, using all the fans and the celebrities combined.

What's the Chatter experience for a user? ^

As a fan, you see that the celebrity has just posted, "I'm giving away Chatters, come try out this app." So, you jump into the app or the website, and you see the celebrity's page. Their page features five or six different options. The options are tickets and merchandise packages. For example, if you get signed jerseys and helmets by Ray Lewis, if you spend $1,000, plus you also get hundreds of tickets to his Chatter, or you could buy seven tickets for $5 and it's a random lottery so you have seven tickets against all the other tickets, you have a chance to win. If you donate certain amounts like $50, $100, significant amount, then you're getting a prize along with the tickets. At the date and time that it's shown on the app, a winner gets notified, and they just swipe and they jump into Chatter and the celebrity's on the other side of it.

What are the major metrics you're watching for growth? ^

We're watching when our celebrity posts, how many people are going into the app and downloading, and how many people are going in and buying. We're also watching push notifications. We'll give out three tickets to a certain event to everyone on the platform just to get them back in to increase their chances, or to swipe around. The push notifications are working really, really well. 33% of users are going back into the app when they get a push. We're also figuring out what kind of content fans are responding to better; is it a relatable video where it's kind of funny, or is it a serious post about someone with a disease, or is it a picture instead of a video that just explains what's going on. We're testing all these different things, and we're seeing mixed results.

How many users do you have? ^

Right now we have approximately 30,000 active users, and of those, we have between 300 and 400 users that are actually spending money.

How do you predict repeat users? ^

As for our return users, I think they are coming back for a variety of reasons. Some like a lot of celebrities, so they will come back often. Others really want to help others, so they may come back over and over to help out different charities. Still others may come back simply to follow one or two celebrities or charities.

How will Chatter grow beyond being a celebrity platform? ^

Right now Chatter is in phase one. Phase one is getting influential people like celebrities posting about Chatter. This will bring people to the platform.

The next phase is going to be opening up Chatter and Chill. Chatter and Chill is going to be where people can start video chatting and hanging out. It can be done from anywhere, like from home. In the past, apps like Chatroulette came along, and at first it blew up and everyone loved it. However, it didn't take long for people to abuse the platform in very inappropriate ways, and their numbers fell off. Then SnapChat came along, and the concept was great, but again, it didn't take long for some users to abuse the format and use it for reasons that hadn't been intended. That's where we come in. The time is great for a platform that allows users to video chat with anyone in the world in a safer, more user friendly way...and with a purpose.

Chatter and Chill is going to be coming out later this year. It's going to be another tab on Chatter. You will be able to go in, give your age, location and gender, and then chose what gender you want to talk to. If you don't want to talk to the person that pops up on screen, you simply swipe left. If you want to talk to them, after your 90 seconds, you swipe right. You go into each other's contacts, and you can Chatter with each other whenever you want. That's going to be the next big step for us, and that's going to be later on this year.

How do you control whether people abuse this format with illicit content?

Obviously, this is a problem on every type of social media, and there is really no way to control what someone might do or post at first. But, we will have a "Report Abuse" button right in the middle of the screen, so if anyone does anything inappropriate, they can be reported right away. We will have a set of rules, possibly stating that if a person is reported one time or two times, they will lose their account. That is something we will definitely be looking into and coming up with to make it an enjoyable experience for our users.

Do you see Chatter becoming a dating app?

What I can say about that is, we're going to be the anti-texting, anti-wasting your time platform. You don't have to spend months talking to some girl on Tinder that turned out to be a dude, or not seeing what she looks like live, or the pictures are nothing what she looks like. We're going to be the anti what everyone's pissed off about with Tinder and Bumble. We're going to be speed-dating, meet people quick, get a real feel of who they are, platform.

Who are you competitors? What makes you different?

Our competition, naturally, would be Tinder and Bumble in terms of where we're going, and any other dating apps and experiences that come along the way. We don't really see Facebook or Snapchat as competitors because they are largely based on who your friends already are.

In terms of where we are right now, the one that we see as a real competitor would be Omaze. They are big into having celebrities that do things for charity. ,Right now they're auctioning this really cool James Bond experience where you get to hang out with Daniel Craig and you win an Aston Martin. A few months ago they auctioned off hanging out with the Rock and Kevin Hart on set and the winner also got to drive around in monster trucks. They have these massive prizes that take a lot of coordination, a lot of time, and a lot of planning, but they do really well; they raise millions of dollars per campaign. They've been at it for five years, they've really paved the way for celebrities to do this kind of thing, so I love them and I support them as much as I can, but at the same time, as we get bigger, we're going to be a competitor to them.

Omaze needs A-list celebrities, big movies, or giant sporting events. Because of the amount of coordination, their auctions can only happen once a week, or once every couple of years with a certain celebrity. The advantage we have is we use celebrities with smaller followings, that may not be able to make it onto Omaze. Another advantage, is that we can hold 1,000 Chatters a day with smaller celebrities, so it's just way more scalable than Omaze. Their average per event might be way higher than us, but if they throw 30 events a year, and we throw 30 events an hour, then our numbers are going to be a lot bigger than theirs.

How will you use funds raised?

We're raising a million through VCs and we're hoping to raise a million with Wefunder. We had to scale back our developers quite significantly, spending only $10K a month, A small portion, about $50K, will go toward development for Chatter and Chill. Most of the money we raise will be going toward marketing. We want to get users onto the platform, as engaged as possible, and get them to spend as much time within the app as possible. We also want to build out our team a little bit more, and bring in our Chief Information Officer full-time so that he can crunch numbers all the time and figure things out. We would also like to build our star ambassador team up a little bit more

Why Chatter? What's the grand vision? ^

We're really a group of friends. Our team is 15 people now. It's people we've known growing up or people that we met along the way; people that we've worked with in the past and wanted to bring in for this. Everyone on our team just has the same vision and has the same energy about Chatter. We just walk around and can talk about it all day with anyone that wants to talk about it. At the same time, we could just be friends and talk about other stuff too. We're just passionate about telling people what Chatter is. We're creating a movement, and the more people we tell about it, the more people we see forming into it and supporting it in a really natural way. That's why I think we're going to make it work. I think we're just a group that really believes in it and we're just too passionate about it to give up.

We are talking to a few of our celebrities about joining this round of fundraising. We are hoping that they will then bring in some of their friends, which will likely be other celebrities. Our true hope is that those that invest in us actually use us. We want them to tell us what they think, what their experiences are, and how we can improve. We hope to really build a strong, powerful community.

Tell us about the team. ^

We have a highly intuitive team that has a deep network with ties to the general community, including an incredible college network (how Facebook started) as well as to A-listers and Social Media Stars. We have growth hacking experts and an incredibly strong team of tech developers based in Eastern Europe, where talent is the highest in the world.

Our CEO started his first company while in school at Carnegie Mellon, growing to become #1 in the phone charging industry, and sold it for $10M. He believes with all of his heart that Chatter will be a Billion Dollar Company and will IPO under the ticker CHAT by 2020.

Our CCO started a record label while in school at USC with his first artist (Sammy Adams) going #1 on iTunes. He started an angel investment fund with 22 seed investments, which have collectively gone on to raise 100M+ in later rounds.

Our CTO is 21, and a whiz-kid with unlimited energy and creativity, and finds the humor in any situation.

What's your biggest risk? ^

Every tech company has the same risk - someone else with more money can do it first and faster. We have to scale quickly once we open up Phase 2. Since we have all the relationships with big VC's and have already met with them, we expect to be able to raise a 5-10M round within a month of launching Phase 2 (funding to be completed July 2017). We compartmentalize problems, so whatever is the task for tomorrow is what keeps us up at night tonight :) We learned to use it to our advantage, and just stay up all night working. If we get all the users first, like Snapchat did (they raised $500k with 20k users, which is where we are now) it will be hard for anyone to compete.

ASK A QUESTION

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RISKS SPECIFIC TO CHATTER

1. The company's revenues do not currently cover their expenses and they will need to grow them significantly in order to be profitable.

2. The company is a social network that requires critical mass to start growing organically and they may not reach with their current funding.

3. The company has not figured out how to acquire users at the cost needed to be sustainable as a social network and will will need to figure out how to grow virally in order to survive.

4.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Chatter is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Keith Selvin

CTO, iOS Developer at Chatter for Charity

Chatter for Charity • University of Miami

Brooklyn, New York • 500+

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CTO, iOS Developer
Chatter for Charity
Jul 2016 – Present • 11 mos
Greater New York City Area

DOWNLOAD TODAY for IOS!

Check us out @ http://www.chatterforacause.com/

Read more on Fobes!
@ http://www.forbes.com/sites/hughmcintyre/2016/08/11/with-new-social-app-chatter-fans-can-video-chat-with-drake-and-donate-to-charity/#bdb05827a267

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With New Social App Chatter, Fans Can Video Chat With Drak...

Chatter - Video Chat With Stars on the App Store

CTO
Sync Up
Mar 2016 – Aug 2016 • 6 mos
Greater New York City Area

Create, Collaborate, and Share with Artists Around the World

MOBILE APP COMING SOON!

Please contact me if you are interested in joining our beta tester program in exchange for awesome incentives and prizes!

iOS Developer
101
Jun 2016 – Jun 2016 • 1 mo

Technology Analyst
TAMID Group
Sep 2015 – Jan 2016 • 5 mos
Miami/Fort Lauderdale Area

• Developed detailed secondary market reports for CEOs of startups consisting of details, strengths, weaknesses, and statistics on competitor apps in the U.S. market

IT Intern
VICE Media, LLC
Jun 2015 – Aug 2015 • 3 mos
Greater New York City Area

• Shadowed IT professionals in implementing, assessing, and designing IT architecture
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Education

University of Miami
Business Technology, Computer Science
2013 – 2017

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iOS Development · 23 — Endorsed by **3 of Keith's colleagues at TAMID Group**

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4 **Projects**
DEBATE YAK (In Development) • ANOTHER ONE PUSH UP MOTIVATOR • PRANK AND SOUND MACHINE FOR APPLE WATCH • TAP ANGRY

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Sigma Chi Fraternity

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Paul King

Entrepreneur

www.chatterforcharity.com • Carnegie Mellon University

West Hollywood, California • 500+

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Teague Egan

Chief Chatter Officer at Chatter for Charity

Chatter for Charity • Singularity University

Greater Los Angeles Area • 500+

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Teague Egan (born July 6, 1988) is an American businessman, entrepreneur, investor, inventor, and philanthropist. He is the founder and CEO of 1st Round Enterprises, the co-founder and Chief Chatter Officer of Chatter For Charity, the co-founder and Chief Kindness Spreader of #Kindness365, and managing partner at Innovation Factory. At age 21, his label 1st Round Records released Sammy Adams debut album Boston's Boy, which reached #1 on the iTunes hip-hop charts. Shortly after, at age 22, Egan became the youngest ever certified contract agent by the National Football League Players Association and first prior to graduating college.

Philanthropy is equally as important to Egan as his accomplishments in the business world. Most of his philanthropic efforts are associated with the Thomas E. Smith Foundation. He is the co-founder of Dance For Paralysis, The Reality Ride Challenge, and #Kindness365.

After graduating in business entrepreneurship at the University of Southern California, Egan went on to complete the Executive Program in exponential technology including artificial intelligence, synthetic biology, and nanotechnology at Singularity University.

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Experience

Chief Chatter Officer
Chatter for Charity
Apr 2016 – Present • 1 yr 2 mos
USA

Chatter is a platform that connects Stars to their Fans for an uninterrupted 5 mintue FaceTime with a large percentage of the proceeds going to benefit a cause or charity.

Limited Partner
Kairos Society
Jun 2014 – Present • 3 yrs

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The Nantucket Project
Sep 2011 – Present • 5 yrs 9 mos

CEO
1st Round Enterprises
Apr 2011 – Present • 6 yrs 2 mos
Greater Los Angeles Area

1st Round Enterprises has a record label division, which charted its first artist's debut album #1 on the iTunes Hip-Hop charts. Also a sports division that has gone through a few transitions. First, Teague became the youngest ever NFL agent in attempts to start an agency. He then transitioned the company to an athletic apparel company. Finally the company settled on focusing its efforts on the underlying technology behind the apparel, and created the first ever thermal graphene bi-component fiber, which is has patents pending.

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UNCL
Jan 2011 – Present • 6 yrs 5 mos
Greater Los Angeles Area

UNCL is a premium loungewear company

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Singularity University
Executive Program, Exponential Technologies
2011 – 2011

University of Southern California - Marshall School of Business
Bachelors Degree, Entrepreneurship and Business Administration
2007 – 2011
Activities and Societies: Teague Egan was part of the entrepreneurship club at USC. He was also an ambassador of the Kairos Society's USC chapter.

St. Thomas Aquinas HS
2005 – 2007

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